Exhibit 10.4

Execution Version

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (the “Indemnification Agreement”), dated as of August 31, 2020, is entered into by and between LF Capital Acquisition Corp., a Delaware corporation (“Parent”), Level Field Capital, LLC, a Delaware limited liability company (“Sponsor”), Landsea Holdings Corporation, a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Indemnification Agreement, Parent, LFCA Merger Sub, Inc., a Delaware corporation, the Company and Landsea Homes Incorporated, a Delaware corporation, will enter into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”);

WHEREAS, concurrently with the execution of this Indemnification Agreement and in connection with the transactions contemplated by the Merger Agreement, Parent will enter into that certain Founders Share Waiver Agreement (the “Founders’ Waiver Agreement”) with certain funds and accounts managed by Subsidiaries of BlackRock, Inc., a Delaware corporation (collectively, together with their successor, assigns and transferees as permitted thereunder, the “BlackRock Holders”), dated as of the date hereof;

WHEREAS, as a material inducement for the Company to enter into the Merger Agreement, Parent and Sponsor have agreed to certain obligations with respect to the Founders’ Waiver Agreement, and have agreed to enter into this Indemnification Agreement to memorialize the same;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2.           Parent hereby agrees not to amend, waive, terminate or otherwise modify the Founders’ Waiver Agreement without the Company’s prior written consent.

3.           If the Company determines in good faith that there was a breach of the Founders’ Waiver Agreement, upon a request in writing by the Company, Parent hereby agrees to promptly seek to specifically enforce, at its sole cost and expense, the BlackRock Holders’ obligations under the Founders’ Waiver Agreement in accordance with the terms thereof. The parties further agree that Sponsor shall defend, indemnify and hold harmless the Company and Parent against any actions, suits, or causes of action against such party, including, but not limited to, any reasonable and documented out-of-pocket costs or expenses incurred by such party in connection with the enforcement of this Agreement or the Founders’ Waiver Agreement (but in each case excluding any internally allocated costs).

4.           In the event that the waiver of the BlackRock Holders’ respective rights under the anti-dilution and conversion provisions of Section 4.3(b)(ii) of the Parent Charter contemplated by Section 2 of the Founders’ Waiver Agreement is ineffective or is otherwise waived by the Parent and, as a result, the outstanding shares of Parent Class B Stock held by the BlackRock Holders’ (as set forth in the Founders’ Waiver Agreement, such shares the “BlackRock Shares”) are not converted into shares of Parent Class A Stock upon Closing on a one-for-one basis in accordance with the Initial Conversion Ratio (as defined in the Parent Charter), immediately after the Closing, Sponsor shall automatically and irrevocably surrender and forfeit to Parent, for no consideration and as a contribution to the capital of Parent, a number of shares of Parent Class A Stock (for the avoidance of doubt, excluding in the calculation of such amount such shares of Parent Class A Stock required to be deferred and/or forfeited by Sponsor pursuant to the Sponsor Surrender Agreement) equal to (a) such number of shares of Parent Class A Stock the BlackRock Shares were converted into at or as a result of the Closing less (b) the number of BlackRock Shares outstanding immediately prior to the Closing.

5.           No party hereto may assign or otherwise transfer, directly or indirectly, its rights or obligations under this Indemnification Agreement to any other party without the prior written consent of the other parties hereto. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the terms of this Indemnification Agreement are binding on and shall inure to the benefit of their respective successors and assigns.

6.           This Indemnification Agreement shall terminate, and have no further force and effect, as of the earlier to occur of (a) two (2) days after the Closing and (b) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time; provided, however, that the indemnification obligations of Sponsor as set forth in this Agreement shall survive until settlement thereof.

7.           This Indemnification Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

8.           All issues and questions concerning the construction, validity, interpretation and enforceability of this Indemnification Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Indemnification Agreement shall be brought and enforced in the courts of the State of Delaware or the federal courts located in the State of Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

9.           EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 9.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first written above.

LF CAPITAL ACQUISITION CORP.

By:	/s/ Scott Reed

Name:	Scott Reed
Title:	President

Level Field Capital, LLC

By:	/s/ Elias Farhat

Name:	Elias Farhat
Title:	Manager

Landsea HOLDINGS CORPORATION

By:	/s/ John Ho

Name:	John Ho
Title:	CEO

[Signature Page to Indemnification Agreement]